UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 20, 2024

Date of Report (date of earliest event reported)

CROSSFIRST BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Kansas	001-39028	26-3212879

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11440 Tomahawk Creek Parkway     Leawood     Kansas

(Address of Principal Executive Offices)

66211

(Zip Code)

(913) 901-4516

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CFB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders

On December 20, 2024, CrossFirst Bankshares, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) in connection with the proposed merger (the “Merger”) of the Company with and into First Busey Corporation (“Busey”). At the Special Meeting, the Company’s stockholders considered three matters related to the Merger, each of which is described more fully in the joint proxy statement/prospectus of the Company and Busey, dated as of November 13, 2024 (the “Joint Proxy Statement/Prospectus”), as supplemented by certain Company filings prior to the date of the Special Meeting.

As of November 12, 2024, the record date for the special meeting, there were 49,314,753 shares of common stock of the Company issued and outstanding and eligible to be voted at the Special Meeting, and 36,283,349 shares of the Company’s common stock were represented in person or by proxy at the Special Meeting, which represented approximately 73.57% of the Company’s total outstanding shares of common stock entitled to vote at the Special Meeting.

The vote results on the matters presented at the Special Meeting are set forth below.

Proposal 1 – CrossFirst Merger Proposal. A proposal to approve the Agreement and Plan of Merger, dated as of August 26, 2024 (the “Merger Agreement”), by and between the Company and Busey was approved upon the following votes:

For	Against	Abstain	Broker Non-Vote
36,036,127	25,798	221,424	0

Proposal 2 – CrossFirst Compensation Proposal. A proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of the Company in connection with the transactions contemplated by the Merger Agreement was approved upon the following votes:

For	Against	Abstain	Broker Non-Vote
35,070,527	869,134	343,688	0

Proposal 3 – CrossFirst Adjournment Proposal. A proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the CrossFirst merger proposal or to ensure that any supplement or amendment to the Joint Proxy Statement/Prospectus is timely provided to holders of CrossFirst common stock was approved upon the following votes:

For	Against	Abstain	Broker Non-Vote
30,615,617	5,544,788	122,944	0

Because there were sufficient votes to approve the CrossFirst merger proposal, no adjournment of the Special Meeting was determined to be necessary or appropriate. Accordingly, the CrossFirst adjournment proposal was withdrawn, and no vote was taken on the matter.

On December 23, 2024, the Company and Busey issued a joint press release announcing the voting results of the Special Meeting and the results of the special meeting of Busey’s stockholders also held on December 20, 2024. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

99.1	Joint Press Release, dated December 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 23, 2024	CROSSFIRST BANKSHARES, INC.

		By:	/s/ Benjamin R. Clouse
Benjamin R. Clouse
Chief Financial Officer